UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2015 (January 26, 2015)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 26, 2015, Aircastle Limited (the “Company”) amended its existing unsecured revolving credit facility, dated as of March 31, 2014 (as amended, the “Agreement”).

The Agreement, by and among the Company, Citibank, N.A., Goldman Sachs Bank USA, J.P. Morgan Chase Bank N.A. and Royal Bank of Canada, as joint lead arrangers; Citibank, N.A. as agent; and Citibank, N.A., Goldman Sachs Bank USA, J.P. Morgan Chase Bank N.A., Royal Bank of Canada, Credit Agricole Corporate & Investment Bank, DBS Bank Ltd., Los Angeles Agency, Union Bank, N.A. and Deutsche Bank AG New York Branch, as lenders, increases the total commitments of the lenders to the Company to $600,000,000 from $450,000,000, with such amounts to be used for working capital, including the acquisition of aircraft.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure

On January 26, 2015, the Company issued a press release announcing its entry into the Agreement.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1 Press Release dated January 26, 2015 which is being furnished hereto pursuant to Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ Michael Inglese
Michael Inglese
Chief Financial Officer

Date: January 26, 2015